EXHIBIT 21.1

Name of subsidiary	Incorporation	Ownership Interest	Principal activity
Rouse Services LLC	USA (California)	100%	Auction Services
Rouse Appraisals LLC	USA (California)	100%	Appraisal Services
Rouse Sales LLC	USA (California)	100%	Auction Services
Rouse Analytics LLC	USA (California)	100%	Auction Services
RBA Holdings Inc.	USA (Delaware)	100%	Holding company
AssetNation, Inc.	USA (Delaware)	100%	E-commerce marketplace
SalvageSale Mexico Holding LLC	USA (Delaware)	100%	Holding Company
Xcira, LLC	USA (Delaware)	100%	Auction services
IronPlanet, Inc	USA (Delaware)	100%	E-commerce marketplace
IronPlanet Motors, LLC	USA (Delaware)	100%	E-commerce marketplace
SmartEquip, Inc.	USA (Delaware)	100%	E-commerce marketplace
IAA Holdings, LLC	USA (Delaware)	100%	Holding Company
Axle Holdings Acquisition Company, LLC	USA (Delaware)	100%	Holding Company
Axle Holdings, Inc.	USA (Delaware)	100%	Holding Company
IAA Acquisition Corp.	USA (Delaware)	100%	Holding Company
IAA Holdings, Inc.	USA (Delaware)	100%	Holding Company
Insurance Auto Auctions Corp.	USA (Delaware)	100%	Auction Company
PJH Ventures, Inc.	USA (Delaware)	100%	Single-Purpose Entity
Ritchie Bros. Asset Solutions Inc.	USA (Florida)	100%	E-commerce marketplace
Veritread LLC	USA (Florida)	75%	Freight Services
VeriTread Exchange LLC	USA (Florida)	75.20%	Brokerage services
Insurance Auto Auctions of Georgia LLC	USA (Georgia)	100%	Auction Company
IAA Services, Inc.	USA (Illinois)	100%	Logistics Company
Insurance Auto Auctions, Inc.	USA (Illinois)	100%	Auction Company
Automotive Recovery Services, Inc.	USA (Indiana)	100%	Logistics Company
Ritchie Bros. Financial Services (America) Inc.	USA (Nevada)	100%	Brokerage services
Auto Disposal Systems, Inc.	USA (Ohio)	100%	Logistics Company
Leake Auction Company	USA (Oklahoma)	100%	Auction services
DDI MVS Group, LLC	USA (South Carolina)	100%	Lien and Title Registration Technology Company
Decision Dynamics, LLC d/b/a DDI Technologies	USA (South Carolina)	100%	Lien and Title Registration Technology Company
Insurance Auto Auctions Tennessee LLC	USA (Tennessee)	100%	Auction Company
Kruse Energy & Equipment Auctioneers, LLC	USA (Texas)	100%	Auction Services
Impact Texas, LLC	USA (Texas)	100%	Auction Company
Ritchie Bros. Holdings Inc.	USA (Washington)	100%	Holding company
Ritchie Bros. Auctioneers (America) Inc.	USA (Washington)	100%	Auction services
Ritchie Bros. Properties Inc.	USA (Washington)	100%	Property management
Ritchie Bros. Holdings Ltd.	Canada	100%	Holding company

Ritchie Bros. Auctioneers (Canada) Ltd.	Canada	100%	Auction services
Ritchie Bros. Real Estate Service Ltd.	Canada	100%	Real estate services
Ritchie Bros. Properties Ltd.	Canada	100%	Property management
Ritchie Bros. Financial Services Ltd.	Canada	100%	Brokerage services
IronPlanet Canada Ltd.	Canada	100%	E-commerce marketplace
Rouse Services Canada Ltd.	Canada	100%	E-commerce marketplace
Ritchie Bros. Finance Ltd.	Canada	100%	Holding company
1206397 B.C. Unlimited Liability Company	Canada	100%	Holding Company
Impact Auto Auction Sudbury Ltd.	Canada (Ontario)	100%	Auction Company
Impact Auto Auctions Ltd.	Canada (Ontario)	100%	Auction Company
Suburban Auto Parts Inc.	Canada (Ontario)	100%	Auction Company
Ritchie Bros. Holdings B.V.	The Netherlands	100%	Holding company
Ritchie Bros. B.V.	The Netherlands	100%	Auction services
Ritchie Bros. Shared Services B.V.	The Netherlands	100%	Administrative services
Ritchie Bros. Properties B.V.	The Netherlands	100%	Property management
Mascus International Holdings B.V.	The Netherlands	100%	E-commerce marketplace
Mascus International B.V.	The Netherlands	100%	E-commerce marketplace
Mascus IP B.V.	The Netherlands	100%	E-commerce marketplace
Mascus A/S	The Netherlands	100%	E-commerce marketplace
IronPlanet UK Limited	United Kingdom	100%	Auction services
Ritchie Bros. UK Holdings Limited	United Kingdom	100%	Holding Company
1st Interactive Design Limited	United Kingdom	100%	Auction services
Car Transplants (Holdings) Limited	United Kingdom	100%	Holding Company
Car Transplants (Hurleston) Limited	United Kingdom	100%	Dormant/Disregarded Entity
Car Transplants Limited	United Kingdom	100%	Dormant/Disregarded Entity
Car Transplants Recycling Limited	United Kingdom	100%	Dormant/Disregarded Entity
D.H. Systems Consultancy Limited	United Kingdom	100%	Dormant/Disregarded Entity
Doncaster Motor Spares Limited	United Kingdom	100%	Dormant/Disregarded Entity
FAB Recycling Limited	United Kingdom	100%	Dormant/Disregarded Entity
Gilbert Mitchell Holdings Limited	United Kingdom	100%	Dormant/Disregarded Entity
Gilbert Mitchell Limited	United Kingdom	100%	Dormant/Disregarded Entity
IAA International Holdings Limited	United Kingdom	100%	Holding Company
IAA UK Holdings Limited	United Kingdom	100%	Holding Company
IAA Vehicle Services Limited	United Kingdom	100%	Auction Company
Motorhog Limited	United Kingdom	100%	Dormant/Disregarded Entity
Motor Bundle Limited	United Kingdom	100%	Dormant/Disregarded Entity
Motorman Limited	United Kingdom	100%	Mechanical Services
Newhog Holdings Limited	United Kingdom	100%	Holding Company
Repossessions-UK Limited	United Kingdom	100%	Dormant/Disregarded Entity
Synetiq Holdings Limited	United Kingdom	100%	Holding Company

Synetiq Limited	United Kingdom	100%	Auction Company
Synetiq Nominees Limited	United Kingdom	100%	Dormant/Disregarded Entity
Ritchie Bros. Holdings Pty Ltd.	Australia	100%	Holding company
Ritchie Bros. Auctioneers Pty Ltd.	Australia	100%	Auction services
Ritchie Bros. Properties Pty Ltd.	Australia	100%	Property management
Ritchie Bros. Auctioneers Comercial de Equipamentos Industriais Ltda	Brazil	100%	Administrative services
Ritchie Bros. Auctioneers (Beijing) Co. Ltd.	China	100%	Auction services
Ritchie Auction (Beijing) Co. Ltd.	China	100%	Auction services
Ritchie Bros. Investment Holdings (Luxembourg) SARL	Cyprus	100%	Holding company
Ritchie Bros. Auctioneers (ME) Limited	Cyprus	100%	Auction services
Ritchie Bros. Finland Oy	Finland	100%	E-commerce marketplace
Ritchie Bros. Auctioneers France SAS	France	100%	Auction services
R.B. Services SARL	France	100%	Administrative services
Ritchie Bros. Holdings SARL	France	100%	Holding company
Ritchie Bros. Properties EURL	France	100%	Property management
Ritchie Bros. Deutschland GmbH	Germany	100%	Auction services
Ritchie Bros. Auctioneers India Private Limited	India	100%	Auction services
IronPlanet Limited	Ireland	100%	Auction services
Ritchie Bros. Properties S.r.l.	Italy	100%	Property management
Ritchie Bros. Italia S.r.l.	Italy	100%	Auction services
Ritchie Bros. Properties Japan K.K.	Japan	100%	Property management
Ritchie Bros. Auctioneers (Japan) K.K.	Japan	100%	Auction services
IronPlanet Mexico, S. de R.L. de C.V.	Mexico	100%	E-commerce marketplace
Ritchie Bros. Auctioneers de Mexico, S. de R.L. de C.V.	Mexico	100%	Auction services
Ritchie Bros. Properties, S. de R.L. de C.V.	Mexico	100%	Property management
SalvageSale De Mexico S. de R.L. de C.V.	Mexico	100%	E-commerce marketplace
SalvageSale Servicios, S. de R.L. de C.V.	Mexico	100%	Administrative services
Ritchie Bros. (NZ) Limited	New Zealand	100%	Auction services
Ritchie Bros. Auctioneers (Panama) S.A.	Panama	100%	Auction services
Ritchie Bros. Polska Sp. Z.o.o.	Poland	100%	Auction services
Ritchie Bros. Auctioneers Pte Ltd.	Singapore	100%	Auction services
Ritchie Bros. Spain, SL	Spain	100%	Auction services
Ritchie Bros. Properties (Spain) S.L.U.	Spain	100%	Property management
Ritchie Bros. Sweden AB	Sweden	100%	E-commerce marketplace